UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 16, 2011, Amerigon Incorporated (“Amerigon”), through its wholly-owned subsidiary, Amerigon Europe GmbH (“Amerigon Europe”), completed the acquisition of a majority interest in W.E.T. Automotive Systems AG, a German company (“W.E.T.”). A total of 2,316,175 shares, representing 76.19% of the outstanding voting stock of W.E.T., was tendered to Amerigon in response to Amerigon’s previously announced offer of EUR 40 per share. Included among those shares tendered were an aggregate of 2,297,663 shares in W.E.T. (the “Committed Shares”) held by Indigo Capital LLP, in its capacity as Manager of Indigo Capital IV LP and in its capacity as Manager of ICWET LP (“Indigo”), and Industrie-Beteiligungs-Gesellschaft mbH (“IBG”). Pursuant to a Share Sale and Purchase Agreement by and among Amerigon, Indigo and IBG dated February 28, 2011 (the “SPA”), Indigo and IBG agreed to sell the Committed Shares to Amerigon either directly or by tendering such shares in response to Amerigon’s tender offer. Amerigon subsequently requested that the Committed Shares be tendered into such tender offer. Consequently, the Committed Shares were among the total shares acquired by Amerigon on May 16, 2011 at EUR 40 per share.

The Business Combination Agreement between Amerigon and W.E.T. executed on February 28, 2011 (the “BCA” and, together with the SPA, the “Acquisition Agreements”) governs certain aspects of the relationship between Amerigon and W.E.T. Copies of the Acquisition Agreements were previously filed as exhibits to Amerigon’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2011.

The total purchase price paid by Amerigon for the 76.19% interest in W.E.T. acquired on May 16, 2011 was approximately EUR 92.6 million. Funds used to consummate the acquisition of such shares consisted of cash on hand and proceeds from (i) Amerigon’s issuance of its Series C 8% Convertible Preferred Stock on March 31, 2011 (as disclosed in Amerigon’s Current Reports on Form 8-K filed with the SEC on March 31, 2011 and April 1, 2011), and (ii) a Credit Agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager (as disclosed in Amerigon’s Current Report on Form 8-K filed with the SEC on March 31, 2011).

Shareholders of W.E.T. that did not tender their shares in the initial phase of the Amerigon’s tender offer have an additional period to tender their shares which terminates on May 26, 2011. The acquisition of any shares tendered during this additional period is expected to be completed at the beginning of June 2011.

The description of the above-described acquisition and related documentation contained in this Section 2, Item 2.01 does not purport to be complete and is qualified in its entirety by reference to Amerigon’s Current Reports on Form 8-K filed with the SEC on February 28, 2011, March 30, 2011 March 31, 2011 and April 1, 2011, all of which are incorporated herein by reference.

Section 8	Other Events

Item 8.01	Other Events

On May 16, 2011, Amerigon issued a press release announcing that Amerigon, through its subsidiary Amerigon Europe, completed the acquisition of a majority interest in W.E.T. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Section 8, Item 8.01 and the referenced exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information

The pro forma financial statements required by this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(c)	[Not Applicable]

(d)	Exhibits

Exhibit Number	Description
10.1	Share Sale and Purchase Agreement, dated February 28, 2011, by and among Indigo Capital IV LP, ICWET LP and Industrie-Beteiligungs-Gesellschaft mbH, Amerigon Incorporated, Amerigon Europe GmbH and TMF Deutschland AG. Previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated February 28, 2011, filed with the SEC on February 28, 2011, and is incorporated herein by reference.
10.2	Business Combination Agreement, dated February 28, 2011, by and between W.E.T. Automotive Systems AG, Amerigon Incorporated and Amerigon Europe GmbH. Previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K dated February 28, 2011, filed with the SEC on February 28, 2011, and is incorporated herein by reference.
99.1	Company News Release, dated May 16, 2011, announcing that Amerigon Incorproated, through its subsidiary Amerigon Europe GmbH, completed the acquisition of a majority interest in W.E.T. Automotive Systems AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

Date: May 17, 2011	By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Sale and Purchase Agreement, dated February 28, 2011, by and among Indigo Capital IV LP, ICWET LP and Industrie-Beteiligungs-Gesellschaft mbH, Amerigon Incorporated, Amerigon Europe GmbH and TMF Deutschland AG. Previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated February 28, 2011, filed with the SEC on February 28, 2011, and is incorporated herein by reference.
10.2	Business Combination Agreement, dated February 28, 2011, by and between W.E.T. Automotive Systems AG, Amerigon Incorporated and Amerigon Europe GmbH. Previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K dated February 28, 2011, filed with the SEC on February 28, 2011, and is incorporated herein by reference.
99.1	Company News Release, dated May 16, 2011, announcing that Amerigon Incorporated, through its subsidiary Amerigon Europe GmbH, completed the acquisition of a majority interest in W.E.T. Automotive Systems AG.